UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

CenterPoint Energy, Inc. (the “Company”) has been notified that the CenterPoint Energy Savings Plan (the “Plan”) will be entering into a blackout period due to the scheduled transition of Plan recordkeeping services from Aon Hewitt to Voya Financial. As a result of this transition, there will be a period of time when participants in the Plan will be unable to access the portion of their accounts invested in the Company’s common stock to direct or diversify investments in their individual accounts, or to obtain a loan or distribution from the Plan. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, during this blackout period, the Company’s directors and executive officers will be restricted from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring common stock of the Company.

On August 21, 2015, the Company received notice of the blackout period pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 with respect to the Plans. On August 25, 2015, the Company sent a notice regarding the blackout period (the “Notice”) to its directors and executive officers informing them that a blackout period will begin on September 23, 2015 and end during the calendar week of October 4, 2015. The blackout period may be extended if needed, in which case notice will be given to the directors and executive officers.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of the Company’s common stock and other interested parties may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period, by sending a written request to CenterPoint Energy, Inc., Vincent Mercaldi, 1111 Louisiana, Houston, Texas 77002 or by calling him at (713) 207-7414.

A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice dated August 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: August 25, 2015

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